 Filed Pursuant to Rule 424(b)(5)
 Registration File No. 333-275399
PROSPECTUS SUPPLEMENT
(To Prospectus dated November 8, 2023)
3,313,868 Ordinary Shares
NORWEGIAN CRUISE LINE HOLDINGS LTD.
We are offering 3,313,868 ordinary shares, par value $0.001 per share, in a registered direct offering to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus at a price of $24.53 per share.
Our ordinary shares are listed for trading on the New York Stock Exchange (“NYSE”) under the symbol “NCLH.” On September 8, 2025, the closing price of our ordinary shares on the NYSE was $24.53 per share.
Our amended and restated bye-laws (our “bye-laws”) contain restrictions on the ownership and transfer of our ordinary shares. See “Description of Share Capital — Ordinary Shares — Transfer Restrictions” in the accompanying prospectus.
Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page S-14 of this prospectus supplement and the risk factors included in the information incorporated by reference in this prospectus supplement and the accompanying prospectus to read about certain factors you should consider before buying our ordinary shares.
	Per Share	Total
Registered direct offering price	$24.53	$81,289,182.04
Proceeds, before expenses, to the Company	$24.53	$81,289,182.04
In this offering, J.P. Morgan Securities LLC will act as our sole placement agent (in such capacity, the “placement agent”) with respect to our ordinary shares offered by this prospectus supplement. The placement agent is not required to purchase or sell any ordinary shares but will use its reasonable best efforts to solicit offers for the purchases of the ordinary shares offered hereby. See “Plan of Distribution” beginning on page S-20 of this prospectus supplement for more information regarding these arrangements.
We currently anticipate that the closing of the sale of such ordinary shares will take place on or about September 11, 2025, which will be the second business day following the initial trade date for such ordinary shares (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the ordinary shares more than one business day prior to the original issue date will be required, by virtue of the fact that the ordinary shares will initially settle in T+2, to specify alternate settlement arrangements at the time of any such trade to prevent a failed settlement. Purchasers of the ordinary shares who wish to trade the ordinary shares prior to the business day preceding the settlement date should consult their own advisors.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Ordinary shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 and the Companies Act 1981 of Bermuda (the “Companies Act”), which regulates the sale of securities in Bermuda. Further, the Bermuda Monetary Authority (the “BMA”) must approve all issues and transfers of shares of a Bermuda exempted company under the Exchange Control Act of 1972 and regulations thereunder (together, the “ECA”). The BMA has given a general permission which will permit the issue of the ordinary shares and the free transferability of such shares under the ECA so long as voting securities of the Company are admitted to trading on the NYSE or any other appointed stock exchange.

Sole Placement Agent
J.P. Morgan
The date of this prospectus supplement is September 8, 2025.

PROSPECTUS SUPPLEMENT
PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of the ordinary shares we are offering hereby. The second part is the accompanying prospectus, which contains and incorporates by reference important business and financial information about us and other information about this offering. This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).
We are responsible for the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein as described herein and therein, and any related free writing prospectus that we prepare and distribute. We have not, and the placement agent has not, authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus. We are not making an offer to sell, or soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus prepared by us is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Exchange Act, and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
The discussion under “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus does not address the U.S. federal income tax consequences of owning or disposing of our ordinary shares to any person that holds any indebtedness of the Company. Such holders are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws, as well as the application of U.S. non-income tax laws and the laws of any state, local or foreign taxing jurisdiction, in light of their particular situation.

TERMS USED IN THIS PROSPECTUS SUPPLEMENT
Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to (i) the “Company,” “NCLH,” “we,” “our” and “us” refer to Norwegian Cruise Line Holdings Ltd. and its subsidiaries, (ii) “NCLC” refer to NCL Corporation Ltd., a wholly-owned direct subsidiary of the Company, (iii) “NCL Finance” refer to NCL Finance, Ltd., a wholly-owned subsidiary of NCLH and NCLC, (iv) “ordinary shares” refer to our ordinary shares, par value $0.001 per share, (v) “Norwegian Cruise Line” or “Norwegian” refer to the Norwegian Cruise Line brand and its predecessors, (vi) “Oceania Cruises” refer to the Oceania Cruises brand, (vii) “Regent” refer to the Regent Seven Seas Cruises brand, (viii) “2025 Exchangeable Notes” mean NCLC’s 5.375% Exchangeable Senior Notes due 2025, (ix) “2026 Senior Notes” mean NCLC’s 5.875% Senior Notes due 2026, (x) “2027 1.125% Exchangeable Notes” mean NCLC’s 1.125% Exchangeable Senior Notes due 2027, (xi) “2027 2.50% Exchangeable Notes” mean NCLC’s 2.50% Exchangeable Senior Notes due 2027, (xii) “2027 Secured Notes” mean NCLC’s 5.875% Senior Secured Notes due 2027, (xiii) “2028 Senior Notes” mean NCL Finance’s 6.125% Senior Notes due 2028, (xiv) “2029 Senior Notes” mean NCLC’s 7.750% Senior Notes due 2029, (xv) “2029 Secured Notes” mean NCLC’s 8.125% Senior Secured Notes due 2029, (xvi) “2030 Senior Notes” means NCLC’s 6.250% Senior Notes due 2030, (xvii) “2030 Exchangeable Notes” means NCLC’s 0.875% Exchangeable Senior Notes due 2030 and (xviii) “2032 Senior Notes” mean NCL’s 6.750% Senior Notes due 2032. References to the “U.S.” are to the United States of America, and “dollar(s)” or “$” are to U.S. dollars.
Unless otherwise indicated in this prospectus supplement, the following terms have the meanings set forth below:
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Berths.   Double occupancy capacity per cabin (single occupancy per studio cabin) even though many cabins can accommodate three or more passengers.

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Exchangeable Notes.   The 2027 1.125% Exchangeable Notes, the 2027 2.50% Exchangeable Notes, the 2030 Exchangeable Notes and the New Exchangeable Notes (as defined below).

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Prestige Class Ships.   Regent’s Seven Seas Prestige and one additional ship on order.

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Prima Class Ships.   Norwegian Prima, Norwegian Viva, Norwegian Aqua, Norwegian Luna and two additional ships on order.

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Revolving Loan Facility.   Our existing approximately $2.5 billion senior secured revolving loan facility.

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Sonata Class Ships.   Oceania Sonata, Oceania Arietta and two additional ships on order.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information filed electronically at http://www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.
We make available free of charge through our website at https://www.nclhltd.com/investors our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file with, or furnish to, the SEC. Any information available on or through our website is not part of this prospectus supplement, except to the extent it is expressly incorporated by reference herein as set forth under “Incorporation by Reference” below.
We filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to the ordinary shares offered hereby. This prospectus supplement and accompanying prospectus, filed as part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our securities, you should refer to the registration statement. This prospectus supplement and accompanying prospectus summarize provisions that we consider material of certain documents to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

INCORPORATION BY REFERENCE
We “incorporate by reference” information into this prospectus supplement. This means that we disclose important information to you by referring you to another document filed separately with the SEC. The information in the documents incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the information in the:
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Annual Report on Form 10-K for the year ended December 31, 2024, filed by NCLH on February 27, 2025 (the “2024 Annual Report”);

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Information incorporated by reference in our 2024 Annual Report from NCLH’s definitive proxy statement on Schedule 14A, filed on April 29, 2025;

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Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed by NCLH on May 5, 2025, and for the quarter ended June 30, 2025, filed by NCLH on August 4, 2025;

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Current Reports on Form 8-K, filed by NCLH on January 6, 2025, January 22, 2025, February 7, 2025, April 2, 2025, April 3, 2025, April 7, 2025, May 8, 2025, June 12, 2025, June 27, 2025, July 10, 2025, July 21, 2025, July 29, 2025, August 20, 2025 and September 8, 2025 (in each case, other than information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

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“Description of Securities of Norwegian Cruise Line Holdings Ltd.” set forth on Exhibit 4.13 to the 2024 Annual Report.

In addition, we incorporate by reference any filings made with the SEC in accordance with Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and until the date all of the ordinary shares offered hereby are sold or this offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents.
Documents incorporated by reference herein contain important information about us and our financial condition. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You can also obtain from us without charge copies of any document incorporated by reference in this prospectus supplement, excluding exhibits (unless the exhibit is specifically incorporated by reference into the information that this prospectus supplement incorporates) by requesting such materials in writing or by telephone from us at:
Norwegian Cruise Line Holdings Ltd.
7665 Corporate Center Drive
Miami, Florida 33126
Attention: Investor Relations
(305) 436-4000

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Some of the statements, estimates or projections contained in this prospectus supplement, the accompanying prospectus, information incorporated by reference herein or therein and any related free-writing prospectus are “forward-looking statements” within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, including, without limitation, our expectations regarding our results of operations, future financial position, including our liquidity requirements and future capital expenditures, plans, prospects, actions taken or strategies being considered with respect to our liquidity position, including with respect to refinancing, amending the terms of, or extending the maturity of our indebtedness, our ability to comply with covenants under our debt agreements, expectations regarding our Exchangeable Notes, valuation and appraisals of our assets, expectations regarding our deferred tax assets and valuation allowances, expected fleet additions and cancellations, including expected timing thereof, our expectations regarding the impact of macroeconomic conditions and recent global events, and expectations relating to our sustainability program and decarbonization efforts may be forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the impact of:
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adverse general economic factors, such as fluctuating or increasing levels of interest rates, inflation, unemployment, underemployment, tariff increases and trade wars, the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence;

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our indebtedness and restrictions in the agreements governing our indebtedness that require us to maintain minimum levels of liquidity and be in compliance with maintenance covenants and otherwise limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements;

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our ability to work with lenders and others or otherwise pursue options to defer, renegotiate, refinance or restructure our existing debt profile, near-term debt amortization, newbuild related payments and other obligations and to work with credit card processors to satisfy current or potential future demands for collateral on cash advanced from customers relating to future cruises;

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our need for additional financing or financing to optimize our balance sheet, which may not be available on favorable terms, or at all, and our outstanding Exchangeable Notes and any future financing which may be dilutive to existing shareholders;

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the unavailability of ports of call;

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future increases in the price of, or major changes, disruptions or reductions in, commercial airline services;

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changes involving the tax and environmental regulatory regimes in which we operate, including new and existing regulations aimed at reducing greenhouse gas emissions;

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the accuracy of any appraisals of our assets;

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our success in controlling operating expenses and capital expenditures;

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adverse events impacting the security of travel, or customer perceptions of the security of travel, such as terrorist acts, armed conflict, or threats thereof, acts of piracy, and other international events;

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public health crises and their effect on the ability or desire of people to travel (including on cruises);

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adverse incidents involving cruise ships;

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our ability to maintain and strengthen our brand;

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breaches in data security or other disturbances to our information technology systems and other networks or our actual or perceived failure to comply with requirements regarding data privacy and protection;

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changes in fuel prices and the type of fuel we are permitted to use and/or other cruise operating costs;

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mechanical malfunctions and repairs, delays in our shipbuilding program, maintenance and refurbishments and the consolidation of qualified shipyard facilities;

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the risks and increased costs associated with operating internationally;

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our inability to recruit or retain qualified personnel or the loss of key personnel or employee relations issues;

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impacts related to climate change and our ability to achieve our climate-related or other sustainability goals;

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our inability to obtain adequate insurance coverage;

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implementing precautions in coordination with regulators and global public health authorities to protect the health, safety and security of guests, crew and the communities we visit and to comply with related regulatory restrictions;

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pending or threatened litigation, investigations and enforcement actions;

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volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees;

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our reliance on third parties to provide hotel management services for certain ships and certain other services;

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fluctuations in foreign currency exchange rates;

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our expansion into new markets and investments in new markets and land-based destination projects;

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overcapacity in key markets or globally; and

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other factors set forth under “Risk Factors,” including those described under the section entitled “Risk Factors” in our 2024 Annual Report and our Quarterly Reports, which are incorporated by reference in this prospectus supplement.

The above examples are not exhaustive and new risks emerge from time to time. There may be additional risks that we currently consider immaterial or which are unknown. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. You are cautioned not to place undue reliance on the forward-looking statements included, or incorporated by reference, in this prospectus supplement or the accompanying prospectus, which speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.
Solely for convenience, certain trademark and service marks referred to in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and service marks.

PROSPECTUS SUPPLEMENT SUMMARY
This summary includes highlights of more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before investing in our ordinary shares. You should read carefully, in their entirety, this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with all information incorporated by reference herein and therein, carefully, especially the “Risk Factors” section of this prospectus supplement, our 2024 Annual Report and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement, before making an investment decision. Some of the statements in this prospectus supplement, in the accompanying prospectus and in the information incorporated by reference herein and therein constitute forward-looking statements. See “Cautionary Statement Concerning Forward-Looking Statements” for more information.
Our Company
We are a leading global cruise company which operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands. As of July 31, 2025, we had 34 ships with approximately 71,300 Berths. We currently have orders for 13 additional ships to be delivered from 2026 through 2036.
We have three Prima Class Ships on order with currently scheduled delivery dates from 2026 through 2028. We also have orders for three new classes of ships: four Sonata Class Ships with deliveries currently scheduled from 2027 through 2035, two Prestige Class Ships with deliveries currently scheduled in 2026 and 2030 and four Norwegian Cruise Line ships with deliveries currently scheduled from 2030 through 2036. In July 2025, we confirmed that we will not exercise the options to cancel the orders for the last two Sonata Class Ships.
Our brands offer itineraries to worldwide destinations including Europe, Asia, Australia, New Zealand, South America, Africa, Canada, Bermuda, the Caribbean, Alaska and Hawaii. Norwegian’s U.S.-flagged ship, Pride of America, provides the industry’s only entirely inter-island itinerary in Hawaii.
All of our brands offer an assortment of features, amenities and activities, including a variety of accommodations, multiple dining venues, bars and lounges, spa, casino and retail shopping areas and numerous entertainment choices. All brands also offer a selection of shore excursions at each port of call as well as air transportation and hotel packages for stays before or after a voyage.
Concurrent Refinancing Transactions
We have entered, or intend to enter, into the transactions described below (collectively with this offering and the use of proceeds therefrom, the “Refinancing Transactions”):
Exchangeable Notes Offering and Exchangeable Note Repurchases
Concurrent with this offering, NCLC is conducting a private offering (the “Exchangeable Notes Offering”) of $1,300 million aggregate principal amount of 0.750% exchangeable senior notes due 2030 (or up to $1,407 million aggregate principal amount of 0.750% exchangeable senior notes due 2030 if the initial purchasers in such offering exercise in full their option to purchase additional exchangeable senior notes due 2030) (the “New Exchangeable Notes”). The Exchangeable Notes Offering is only being made to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act pursuant to a separate confidential offering memorandum, and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy the New Exchangeable Notes. Completion of this offering is not conditioned upon the completion of the Exchangeable Notes Offering or vice versa.
The New Exchangeable Notes will be guaranteed by us on a senior unsecured basis. Holders may exchange all or a portion of the New Exchangeable Notes at the holder’s option (i) at any time prior to the close of business on the business day immediately preceding March 15, 2030, subject to the satisfaction of certain conditions and during certain periods, and (ii) on or after March 15, 2030 until the close of business on the business day immediately preceding the maturity date of the New Exchangeable Notes, regardless of whether such conditions have been met. Upon exchange of the New Exchangeable Notes, NCLC will satisfy its exchange obligation by paying cash up to the aggregate principal amount of the New Exchangeable Notes to be exchanged and paying or delivering, as the case may be, cash, ordinary shares or a combination of cash and ordinary shares, at NCLC’s election, in respect of the remainder, if any, of NCLC’s exchange obligation in excess of the aggregate principal amount of the New Exchangeable Notes to be exchanged. The initial exchange rate per $1,000 principal amount of New Exchangeable Notes is 29.1189 ordinary shares, which is equivalent to an initial exchange price of approximately $34.34 per ordinary share, subject to adjustment in certain circumstances. The initial exchange price represents a premium of approximately 40.0% above the offering price in this offering.
On or after September 20, 2028, NCLC may redeem for cash all or part of the New Exchangeable Notes, at its option, if the last reported sale price of ordinary shares has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which NCLC provides notice of an optional redemption. The redemption price will be 100% of the principal amount of the New Exchangeable Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the optional redemption date. NCLC may also redeem the New Exchangeable Notes, in whole but not in part, following the occurrence of certain tax law changes at a redemption price equal to 100% of the principal amount of the New Exchangeable Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date.
Upon the occurrence of a “fundamental change,” which term includes certain change of control transactions, NCLC must offer to repurchase the New Exchangeable Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase. In addition, if certain corporate events occur prior to the maturity date of the New Exchangeable Notes or if NCLC delivers a notice of tax redemption or notice of optional redemption, NCLC will, in certain circumstances, increase the exchange rate for a holder who elects to exchange its New Exchangeable Notes in connection with such corporate event, notice of tax redemption or notice of optional redemption, as the case may be.
We intend to use the net proceeds from this offering, together with the net proceeds from the Exchangeable Notes Offering and cash on hand, to repurchase (the “Exchangeable Note Repurchases”) (through our agent) approximately $958.0 million aggregate principal amount of the 2027 1.125% Exchangeable Notes for approximately $1,009.5 million and approximately $449.0 million aggregate principal amount of the 2027 2.50% Exchangeable Notes (collectively with the 2027 1.125% Exchangeable Notes, the “2027 Exchangeable Notes”) for approximately $480.5 million, plus, in each case, accrued and unpaid interest thereon to, but excluding, the repurchase date. The Exchangeable Note Repurchases are conditioned upon the consummation of the Exchangeable Notes Offering and this offering, and the consummation of the Exchangeable Notes Offering and this offering are conditioned upon the consummation of the Exchangeable Note Repurchases. We expect that certain holders of 2027 Exchangeable Notes that we agree to repurchase that have hedged their equity price risk with respect to such 2027 Exchangeable Notes (the “Hedged Holders”) will, concurrently with or shortly after the pricing of the New Exchangeable Notes Offering, unwind all or part of their hedge positions by buying ordinary shares and/or entering into or unwinding various derivative transactions with respect to the ordinary shares. The number of ordinary shares to be purchased by the Hedged Holders may be substantial in relation to the historic average daily trading volume of the ordinary shares. The repurchase of the 2027 Exchangeable Notes, and the potential related market activities by the Hedged Holders, could increase (or reduce the size of any decrease in) the market price of the ordinary shares concurrently with the pricing of the New Exchangeable Notes and may have the effect of increasing the exchange price of the New Exchangeable Notes. We cannot predict the magnitude of such market activity or the overall effect it will have on the market price of the New Exchangeable Notes or the ordinary shares.
For purposes of the definition of “Refinancing Transactions,” we have assumed that the initial purchasers will exercise in full their option to purchase additional New Exchangeable Notes.
New Unsecured Notes Offering, Tender Offer, Redemption of the 2026 Senior Notes, Redemption of the 2027 Secured Notes and Redemption of the 2029 Secured Notes
Concurrent with this offering, NCLC is conducting a private offering (the “New Unsecured Notes Offering”) of $1,200.0 million aggregate principal amount of 5.875% senior notes due 2031 (the “2031

Unsecured Notes”) and $850.0 million aggregate principal amount of 6.250% senior notes due 2033 (the “2033 Unsecured Notes” and, collectively with the 2031 Unsecured Notes, the “New Unsecured Notes”) to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The New Unsecured Notes will not be guaranteed by us or any of NCLC’s subsidiaries. The New Unsecured Notes Offering is only being made pursuant to a separate confidential offering memorandum and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy the New Unsecured Notes. Completion of the New Unsecured Notes Offering will occur after the completion of this offering and the Exchangeable Notes Offering. Completion of the New Unsecured Notes Offering is not conditioned upon the completion of this offering or the Exchangeable Notes Offering or vice versa.
NCLC has commenced an offer to purchase (the “Tender Offer”), for cash, (i) any and all 2026 Senior Notes and (ii) any and all 2027 Secured Notes. As of the date of this prospectus supplement, there is $225.0 million aggregate principal amount of 2026 Senior Notes and $1,000.0 million aggregate principal amount of 2027 Secured Notes outstanding.
The Tender Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 8, 2025 (as may be amended or supplemented from time to time, the “Offer to Purchase”). The consideration for each $1,000 principal amount of the 2026 Senior Notes and the 2027 Secured Notes validly tendered and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the yield based on the bid-side price of specified U.S. Treasury securities as quoted on September 12, 2025 (such consideration, the “Tender Offer Consideration”). NCLC will also pay accrued and unpaid interest on the 2026 Senior Notes and the 2027 Secured Notes to be purchased in the Tender Offer to, but excluding, the settlement date of the Tender Offer. NCLC expects to fund the Tender Offer with a portion of the net proceeds from the New Unsecured Notes Offering.
The Tender Offer will expire at 5:00 p.m., New York City time, on September 12, 2025, unless extended or earlier terminated (such date and time, as the same may be extended or earlier terminated, the “Tender Offer Expiration Date”). The Tender Offer is conditioned on, among other things, the consummation of the New Unsecured Notes Offering. The New Unsecured Notes Offering, however, is not conditioned on the consummation of the Tender Offer (including the tender of any threshold amount of 2026 Senior Notes or 2027 Secured Notes as part of the Tender Offer). There can be no assurance as to the amount of 2026 Senior Notes or 2027 Secured Notes that will be tendered in the Tender Offer or that NCLC will consummate the Tender Offer.
In addition, NCLC has issued a conditional notice of redemption to redeem, on September 18, 2025, all of the 2026 Senior Notes that are not accepted for purchase in the Tender Offer at a redemption price equal to the Tender Offer Consideration, plus accrued and unpaid interest to, but excluding, the redemption date. The redemption of the 2026 Senior Notes pursuant to this notice of redemption is conditioned upon holders of not less than 90% of the outstanding 2026 Senior Notes validly tendering and not withdrawing such 2026 Senior Notes in the Tender Offer, and NCLC purchasing all of the 2026 Senior Notes validly tendered and not withdrawn by such holders. If holders of less than 90% of the outstanding 2026 Senior Notes validly tender and do not withdraw such 2026 Senior Notes in the Tender Offer, then, following the Tender Offer Expiration Date, NCLC intends to issue a notice of redemption to redeem, on December 15, 2025, all of the 2026 Senior Notes that are not accepted for purchase in the Tender Offer at a redemption price of 100.000% of their principal amount, plus accrued and unpaid interest to, but excluding, the redemption date. Upon delivery of such notice of redemption, NCLC intends to satisfy and discharge the indenture governing the 2026 Senior Notes by depositing with the trustee under such indenture cash or government securities sufficient to pay the redemption price on the redemption date, plus accrued and unpaid interest to, but excluding, the redemption date.
NCLC has also issued a conditional notice of redemption to redeem, on September 18, 2025, all of the 2027 Secured Notes that are not accepted for purchase in the Tender Offer at a redemption price equal to the Tender Offer Consideration, plus accrued and unpaid interest to, but excluding, the redemption date. The redemption of the 2027 Secured Notes pursuant to this notice of redemption is conditioned upon holders of not less than 90% of the outstanding 2027 Secured Notes validly tendering and not withdrawing such 2027 Secured Notes in the Tender Offer, and NCLC purchasing all of the 2027 Secured Notes validly tendered and not withdrawn by such holders. If holders of less than 90% of the outstanding 2027 Secured Notes validly tender and do not withdraw such 2027 Secured Notes in the Tender Offer, then, following the Tender Offer Expiration Date, NCLC intends to issue a notice of redemption to redeem, on February 15, 2026, all of the 2027 Secured Notes that are not accepted for purchase in the Tender Offer at a redemption price of 100.000% of their principal amount, plus accrued and unpaid interest to, but excluding, the redemption date. Upon delivery of such notice of redemption, NCLC intends to satisfy and discharge the indenture governing the 2027 Secured Notes by depositing with the trustee under such indenture cash or government securities sufficient to pay the redemption price on the redemption date, plus accrued and unpaid interest to, but excluding, the redemption date.
NCLC also intends to issue a conditional notice of redemption to redeem all of the 2029 Secured Notes at a “make-whole” redemption price, plus accrued and unpaid interest to, but excluding, the redemption date. The redemption of the 2029 Secured Notes will be conditioned upon the consummation of the New Unsecured Notes Offering. As of the date of this prospectus supplement, there is $790.0 million aggregate principal amount of the 2029 Secured Notes outstanding.
We intend to use the net proceeds from the New Unsecured Notes Offering, together with cash on hand, to (i) fund the Tender Offer, (ii) redeem all of the 2026 Senior Notes and the 2027 Secured Notes that are not accepted for purchase in the Tender Offer, (iii) redeem all of the 2029 Secured Notes and (iv) pay accrued and unpaid interest on the 2026 Senior Notes, the 2027 Secured Notes and the 2029 Secured Notes purchased or redeemed, as applicable, as well as pay related transaction premiums, fees and expenses.
The foregoing description and other information in this prospectus supplement regarding the New Unsecured Notes Offering, the Tender Offer, the redemption of the 2026 Senior Notes, the redemption of the 2027 Secured Notes and the redemption of the 2029 Secured Notes is included solely for informational purposes. This prospectus supplement is not a notice of redemption with respect to the 2026 Senior Notes, the 2027 Secured Notes or the 2029 Secured Notes or an offer to purchase, or a solicitation of an offer to sell, any of the 2026 Senior Notes, the 2027 Secured Notes or the 2029 Secured Notes and the Tender Offer is not an offer to sell, or a solicitation of an offer to purchase, the ordinary shares offered hereby, the New Unsecured Notes or the New Exchangeable Notes.
Corporate Information
We are an exempted company incorporated under the laws of Bermuda, with predecessors dating from 1966. Our registered offices are located at Walkers Corporate (Bermuda) Limited, Park Place, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda. Our principal executive offices are located at 7665 Corporate Center Drive, Miami, Florida 33126. Our telephone number is (305) 436-4000. Our website is located at http://www.nclhltd.com. The information that appears on our website is not part of, and is not incorporated by reference into, this prospectus supplement or any other report or document filed with or furnished to the SEC. Daniel S. Farkas, the Company’s Executive Vice President, General Counsel, Chief Development Officer and Secretary, is our agent for service of process at our principal executive offices.

The Offering
The summary below describes the principal terms of this offering. Certain of the terms and conditions described below are subject to important limitations and exceptions.
Ordinary shares offered hereby
3,313,868 ordinary shares.
Ordinary shares to be outstanding immediately after this
offering
450,127,877 ordinary shares.
Our bye-laws provide that no one person or group of related persons, other than certain specified persons, may own, or be deemed to own, more than 4.9% of our outstanding ordinary shares, whether measured by value, vote or number, unless such ownership is approved by our board of directors.
Offering
We are selling 3,313,868 ordinary shares in a registered direct offering to certain institutional investors in privately negotiated transactions pursuant to this prospectus supplement and the accompanying prospectus at a price of $24.53 per share.
Use of proceeds
We intend to use the net proceeds from this offering, together with the net proceeds from the Exchangeable Notes Offering and cash on hand, to fund the Exchangeable Note Repurchases. See “Use of Proceeds.”
Risk factors
You should carefully read and consider the information set forth under “Risk Factors” in this prospectus supplement, the accompanying prospectus, any related free writing prospectus prepared by us and the information incorporated herein and therein before investing in our ordinary shares.
NYSE ticker symbol
“NCLH.”
The number of ordinary shares outstanding after this offering is based on 446,814,009 ordinary shares issued and outstanding as of June 30, 2025. This number excludes:
•
2,753,302 ordinary shares issuable upon the vesting and settlement of performance-based restricted share units outstanding as of June 30, 2025 (assuming the satisfaction of performance requirements and exclusive of dividend equivalent shares at settlement, as applicable);

•
8,928,396 ordinary shares issuable upon the vesting and settlement of time-based restricted share units outstanding as of June 30, 2025 (assuming the satisfaction of service requirements and exclusive of dividend equivalent shares at settlement, as applicable);

•
664,943 ordinary shares issuable upon the vesting and settlement of share option awards outstanding as of June 30, 2025 (assuming the satisfaction of performance and market requirements and exclusive of dividend equivalent shares at settlement, as applicable);

•
9,500,335 ordinary shares reserved for issuance under the Norwegian Cruise Line Holdings Ltd. Amended and Restated 2013 Performance Incentive Plan as of June 30, 2025;

•
5,120,487 ordinary shares issued upon exchange of the 2025 Exchangeable Notes after June 30, 2025;

•
48,646,380 ordinary shares reserved for issuance pursuant to the terms of the 2027 1.125% Exchangeable Notes (which reservation shall be reduced by 40,522,985 ordinary shares upon the consummation of the Exchangeable Note Repurchases);

•
20,909,177 ordinary shares reserved for issuance pursuant to the terms of the 2027 2.50% Exchangeable Notes (which reservation shall be reduced by 19,842,541 ordinary shares upon the consummation of the Exchangeable Note Repurchases);

•
18,566,387 ordinary shares reserved for issuance pursuant to the terms of the 2030 Exchangeable Notes; and

•
52,996,320 ordinary shares reserved for issuance pursuant to the terms of the New Exchangeable Notes (or 57,358,324 ordinary shares if the initial purchasers exercise in full their option to purchase additional New Exchangeable Notes).

Except as otherwise indicated, all information in this prospectus supplement reflects and assumes:
•
no vesting or settlement of restricted share units after June 30, 2025;

•
no vesting or settlement of share option awards after June 30, 2025;

•
no granting of ordinary shares in connection with restricted share units or share option awards after June 30, 2025; and

•
no exchange of the Exchangeable Notes for ordinary shares.

RISK FACTORS
An investment in our ordinary shares involves a high degree of risk. In addition to the other information contained or incorporated by reference in this prospectus supplement and accompanying prospectus, you should carefully consider the risks and uncertainties discussed under “Risk Factors” in our 2024 Annual Report, which section is incorporated by reference herein. If any of the risks discussed in this prospectus supplement, accompanying prospectus or incorporated by reference herein or therein actually occur, our business, financial condition and results of operations could be materially adversely affected. In such cases, the trading price of our ordinary shares could decline and you may lose all or part of your investment. In connection with the forward-looking cautionary statements that appear throughout this prospectus supplement and accompanying prospectus, you should also carefully review the cautionary statement referred to under “Cautionary Statement Concerning Forward-Looking Statements.”

USE OF PROCEEDS
We anticipate that the net proceeds from the sale of ordinary shares in this offering will be $80.8 million, after deducting estimated fees and expenses. We intend to use the net proceeds from this offering, together with the net proceeds from the Exchangeable Notes Offering and cash on hand, to fund the Exchangeable Note Repurchases. See “Prospectus Supplement Summary — Concurrent Refinancing Transactions — Exchangeable Notes Offering and Exchangeable Note Repurchases.”
The 2027 1.125% Exchangeable Notes accrue interest at a rate of 1.125% per annum and will mature on February 15, 2027. As of the date of this prospectus supplement, there is $1,150 million in aggregate principal amount of the 2027 1.125% Exchangeable Notes outstanding. The 2027 2.50% Exchangeable Notes accrue interest at a rate of 2.50% per annum and will mature on February 15, 2027. As of the date of this prospectus supplement, there is $473.2 million in aggregate principal amount of the 2027 2.50% Exchangeable Notes outstanding.

CAPITALIZATION
The following table sets forth our cash and cash equivalents position and capitalization as of June 30, 2025:
•
on an actual basis; and

•
on an as adjusted basis after giving effect to the Refinancing Transactions, without reflecting fees, discounts and expenses.

You should read this table in conjunction with our consolidated financial statements and the related notes, which are incorporated by reference in this prospectus supplement.
The following table assumes that the Refinancing Transactions are each consummated on the terms set forth herein and assumes the initial purchasers exercise in full their option to purchase additional New Exchangeable Notes.
	As of June 30, 2025
(in millions)	Actual	As Adjusted
Cash and cash equivalents	$184.0	$300.3(6)
2027 Secured Notes	1,000.0	—
2029 Secured Notes	790.0	—
Revolving Loan Facility(1)	525.0	525.0
Other existing secured indebtedness(2)	6,250.9	6,250.9
Total secured debt	8,565.9	6,775.9
2026 Senior Notes	225.0	—
2028 Senior Notes	525.0	525.0
2029 Senior Notes	600.0	600.0
2030 Senior Notes	315.0	315.0
2032 Senior Notes	1,800.0	1,800.0
2025 Exchangeable Notes(3)	96.1	96.1
2027 1.125% Exchangeable Notes	1,150.0	192.0
2027 2.50% Exchangeable Notes	473.2	24.2
2030 Exchangeable Notes	353.9	353.9
New Unsecured Notes	—	2,050.0
New Exchangeable Notes	—	1,407.0
Finance leases, license obligations and other unsecured debt	10.2	10.2
Total debt(4)	14,114.3	14,149.3
Total shareholders’ equity(5)	1,569.6	1,650.9
Total capitalization	$15,683.9	$15,800.2

(1)
As of June 30, 2025, we had $2.0 billion of borrowings available under the Revolving Loan Facility. To the extent the initial purchasers do not exercise their option to purchase additional New Exchangeable Notes, we expect to fund any Exchangeable Note Repurchases in excess of $1,300.0 million with borrowings under the Revolving Loan Facility, together with a portion of the proceeds from this offering.

(2)
Other existing secured indebtedness consists of our other outstanding indebtedness not specifically identified in this table, which was outstanding as of June 30, 2025.

(3)
The 2025 Exchangeable Notes matured on August 1, 2025.

(4)
Represents the aggregate principal amount and does not reflect deferred financing costs or debt discounts.

(5)
The actual and as adjusted share information in the table is based on 446,814,009 ordinary shares issued and outstanding as of June 30, 2025 and excludes:

•
2,753,302 ordinary shares issuable upon the vesting and settlement of performance-based restricted share units outstanding as of June 30, 2025 (assuming the satisfaction of performance requirements and exclusive of dividend equivalent shares at settlement, as applicable);

•
8,928,396 ordinary shares issuable upon the vesting and settlement of time-based restricted share units outstanding as of June 30, 2025 (assuming the satisfaction of service requirements and exclusive of dividend equivalent shares at settlement, as applicable);

•
664,943 ordinary shares issuable upon the vesting and settlement of share option awards outstanding as of June 30, 2025 (assuming the satisfaction of performance and market requirements and exclusive of dividend equivalent shares at settlement, as applicable);

•
9,500,335 ordinary shares reserved for issuance under the Norwegian Cruise Line Holdings Ltd. Amended and Restated 2013 Performance Incentive Plan as of June 30, 2025;

•
5,120,487 ordinary shares issued upon exchange of the 2025 Exchangeable Notes after June 30, 2025;

•
48,646,380 ordinary shares reserved for issuance pursuant to the terms of the 2027 1.125% Exchangeable Notes (which reservation shall be reduced by 40,522,985 ordinary shares upon the consummation of the Exchangeable Note Repurchases);

•
20,909,177 ordinary shares reserved for issuance pursuant to the terms of the 2027 2.50% Exchangeable Notes (which reservation shall be reduced by 19,842,541 ordinary shares upon the consummation of the Exchangeable Note Repurchases);

•
18,566,387 ordinary shares reserved for issuance pursuant to the terms of the 2030 Exchangeable Notes; and

•
52,996,320 ordinary shares reserved for issuance pursuant to the terms of the New Exchangeable Notes (or 57,358,324 ordinary shares if the initial purchasers exercise in full their option to purchase additional New Exchangeable Notes).

(6)
Does not reflect the payment of accrued and unpaid interest on the aggregate principal amount of the 2027 Exchangeable Notes, the 2026 Senior Notes, the 2027 Secured Notes and the 2029 Secured Notes to be purchased or redeemed, as applicable, or the payment of related transaction premiums.

CERTAIN BERMUDA TAX CONSIDERATIONS
At the present time, there is no Bermuda withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by our shareholders in respect of our ordinary shares, and no Bermuda income or profits tax payable by shareholders that are not incorporated, formed or organized in Bermuda in respect of our ordinary shares. We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 (the “EUTP Act”) that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations, except insofar as such tax applies to persons ordinarily resident in Bermuda or to any taxes payable by us in respect of real property owned or leased by us in Bermuda.
As a result of changes made to the EUTP Act by the Corporate Income Tax Act 2023 (the “CIT Act”), this assurance has been made subject to the application of any taxes pursuant to the CIT Act. Under the CIT Act, Bermuda corporate income tax will be chargeable in respect of fiscal years beginning on or after January 1, 2025 and will apply only to Bermuda entities (each, a “Bermuda Constituent Entity”) that are part of multinational enterprise groups with €750 million or more in annual revenues in at least two of the four fiscal years immediately preceding the fiscal year in question (such group, a “Bermuda Constituent Entity Group”). Where corporate income tax is chargeable to a Bermuda Constituent Entity Group, the amount of corporate income tax chargeable for a fiscal year shall be (a) 15% of the net taxable income of the Bermuda Constituent Entity Group less (b) tax credits applicable to the Bermuda Constituent Entity Group under Part 4 of the CIT Act, or as prescribed. The CIT Act introduces certain “qualified refundable tax credits,” which are set to incentivize companies to support Bermuda residents through investments in key areas such as education, healthcare, housing, and other projects to help develop Bermuda’s workforce. In addition, the CIT Act provides that each Bermuda Constituent Entity’s international shipping income and qualified international shipping income shall be excluded from the computation of its taxable income or loss.
We pay annual Bermuda government fees. No Bermuda stamp duty will be chargeable on the issue or any transfer of our ordinary shares.

PLAN OF DISTRIBUTION
We are offering 3,313,868 ordinary shares in a registered direct offering to certain institutional investors in privately negotiated transactions pursuant to this prospectus supplement and the accompanying prospectus at a price of $24.53 per share.
We have retained J.P. Morgan Securities LLC (“J.P. Morgan”) as the sole placement agent for this offering. J.P. Morgan has agreed to act as placement agent in connection with the offering described in this prospectus supplement subject to the terms and conditions of an agency agreement between us and J.P. Morgan (which we refer to as the “Placement Agency Agreement”). J.P. Morgan is not purchasing or selling any of the ordinary shares offered pursuant to this prospectus supplement or the accompanying prospectus, nor is J.P. Morgan required to arrange the purchase or sale of any specific number or dollar amount of ordinary shares, but has agreed to use its reasonable best efforts to arrange for the sale of all of the ordinary shares offered pursuant to this prospectus supplement. Therefore, we will enter into share purchase agreements (which we refer to as the “Share Purchase Agreements”) directly with investors in connection with the offering pursuant to this prospectus supplement and accompanying prospectus, and will only sell to investors who have entered into a Share Purchase Agreement. However, J.P. Morgan may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act.
We currently anticipate that the closing of the sale of such ordinary shares will take place on or about September 11, 2025, which will be the second business day following the initial trade date for such ordinary shares (this settlement cycle being referred to as “T+2”). Investors will also be informed of the date and manner in which they must transmit the purchase price for their ordinary shares purchased. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the ordinary shares more than one business day prior to the original issue date will be required, by virtue of the fact that the ordinary shares will initially settle in T+2, to specify alternate settlement arrangements at the time of any such trade to prevent a failed settlement. Purchasers of the ordinary shares who wish to trade the ordinary shares prior to the business day preceding the settlement date should consult their own advisors.
Our obligation to issue and sell ordinary shares to the investors in this offering is subject to the conditions set forth in the Share Purchase Agreements, including the consummation of the Exchangeable Note Repurchases, which may be waived by us at our discretion. An investor’s obligation to purchase ordinary shares is subject to the conditions set forth in the Share Purchase Agreements as well, which may also be waived. There is no requirement that any minimum number or dollar amount of ordinary shares to be sold in this offering, and there can be no assurance that we will sell all or any of the ordinary shares being offered.
J.P. Morgan is not entitled to receive any compensation under the Placement Agency Agreement. We have agreed to reimburse J.P. Morgan for certain expenses pursuant to the Placement Agency Agreement. The obligations of the placement agent under the Placement Agency Agreement are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain customary legal opinions and certificates.
We estimate the total expenses that will be payable by us in connection with the offering described in this prospectus supplement and the accompanying prospectus will be approximately $0.5 million, which include legal, accounting and printing costs.
We have agreed to indemnify the placement agent and specified other persons against certain liabilities, including liabilities under the Securities Act and the Exchange Act, and contribute to payments that the placement agent may be required to make in respect of such liabilities.
If all of the Share Purchase Agreements are terminated pursuant to their terms, the Placement Agency Agreement will automatically terminate, with no need for further action by the parties to the Placement Agency Agreement, except that the expense reimbursement and indemnity provisions will at all times be effective and will survive such termination.
The Placement Agency Agreement may also be terminated by the placement agent if there is a failure to satisfy or waive certain customary closing conditions under the Placement Agency Agreement, except that the expense reimbursement and indemnity provisions will at all times be effective and will survive such termination. The termination of the Placement Agency Agreement with respect to the placement agent will have no impact on the obligations of the parties pursuant to the Share Purchase Agreements. Our obligation to issue and sell ordinary shares to the investors is subject to the conditions set forth in the Share Purchase Agreements.
This is a brief summary of the material provisions of the Placement Agency Agreement and the Share Purchase Agreements that we entered into and does not purport to be a complete statement of the terms and conditions of such agreements.
We intend to have the ordinary shares offered hereby approved for listing on the NYSE under the symbol “NCLH.”
The placement agent may engage in transactions with, or perform other services for, us in the ordinary course of business. The placement agent and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. For example, the placement agent and/or its affiliates are joint bookrunners and co-syndication agents under our credit facilities and receive customary compensation in connection therewith. The Placement Agent is also acting as an initial purchaser in connection with the Exchangeable Notes Offering and the New Unsecured Notes Offering and as our agent in connection with the Exchangeable Notes Repurchases (in connection with which, we have agreed to pay the agent usual and customary brokerage commissions). For additional information on these transactions, see “Summary — Concurrent Refinancing Transactions.”
In addition, in the ordinary course of their various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The placement agent and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
The shares offered hereby are not being offered outside of the United States of America. Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area, each of which we refer to as a relevant state (“Relevant State”), no ordinary shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of ordinary shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the Representative for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of ordinary shares shall require the Company or the placement agent to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the placement agent and the Company that it is a “qualified investor” within the meaning of Article 2 of the Prospectus Regulation.

In the case of any ordinary shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ordinary shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the placement agent has been obtained to each such proposed offer or resale.
The Company, the placement agent and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to the ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
No ordinary shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the Financial Conduct Authority, except that the ordinary shares may be offered to the public in the United Kingdom at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the U.K. Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the U.K. Prospectus Regulation), subject to obtaining the prior consent of the Representative for any such offer; or

(c)
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or the FSMA; provided that no such offer of the ordinary shares shall require the Company or the placement agent to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the U.K. Prospectus Regulation and each person who initially acquires any ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the placement agent and the Company that it is a “qualified investor” within the meaning of Article 2 of the U.K. Prospectus Regulation.

In the case of any ordinary shares being offered to a financial intermediary as that term is used in Article 5(1) of the U.K. Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ordinary shares to the public other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the placement agent has been obtained to each such proposed offer or resale.
The Company, the placement agent and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to the ordinary shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares and the expression “U.K. Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the U.K. Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order or (iii) who are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. Any person in the United Kingdom who is not a relevant person must not act on or rely upon this document or any of its contents. The ordinary shares are not being offered to the public in the United Kingdom.
Notice to Prospective Investors in Canada
The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the placement agent is not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.
Hong Kong
The ordinary shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in this prospectus supplement being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire ordinary share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, ordinary shares, debentures and units of ordinary shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:
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ordinary shares, debentures and units of ordinary shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:

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to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such ordinary shares, debentures and units of ordinary shares and debentures of that corporation;

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or such rights and interest in that trust are acquired at a consideration of not less than S$300,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

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where no consideration is or will be given for the transfer; or

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where the transfer is by operation of law.

Japan
Our ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. Our ordinary shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS
Walkers (Bermuda) Limited, Bermuda will pass upon the validity of the sale of the ordinary shares offered hereby for us. Kirkland & Ellis LLP, New York, New York will pass upon certain legal matters in connection with this offering for us. Certain legal matters in connection with this offering will be passed upon for the placement agent by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
NORWEGIAN CRUISE LINE HOLDINGS LTD.
ORDINARY SHARES
This prospectus relates solely to the offering of our ordinary shares from time to time. We may offer and sell our ordinary shares from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.
This prospectus describes some of the general terms that may apply to the offering of our ordinary shares. Each time any ordinary shares are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the number of ordinary shares to be sold. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision. This prospectus may not be used to sell our ordinary shares unless accompanied by a prospectus supplement.
Our ordinary shares may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at a negotiated price. The ordinary shares offered by this prospectus and the accompanying prospectus supplement may be offered directly to purchasers or to or through underwriters, brokers or dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, brokers or dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.
Our ordinary shares are listed for trading on the New York Stock Exchange under the ticker symbol “NCLH.”
Ordinary shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 1998, which regulates the sale of securities in Bermuda. Further, the Bermuda Monetary Authority (the “BMA”) must approve all issues and transfers of shares of a Bermuda exempted company under the Exchange Control Act of 1972 and regulations thereunder (together, the “ECA”). The BMA has given a general permission which will permit the issue of the ordinary shares and the free transferability of such shares under the ECA so long as voting securities of the Company are admitted to trading on the New York Stock Exchange or any other appointed stock exchange.
Investing in our securities involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus, as well as those contained in any prospectus supplement and the documents incorporated by reference herein and therein, before you make your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 8, 2023

i

ABOUT THIS PROSPECTUS
Unless otherwise indicated or the context otherwise requires, references in this prospectus to (i) the “Company,” “we,” “our,” “us” and “NCLH” refer to Norwegian Cruise Line Holdings Ltd., (ii) “Norwegian Cruise Line” refers to the Norwegian Cruise Line brand and its predecessors, (iii) “Oceania Cruises” refers to the Oceania Cruises brand and (iv) “Regent Seven Seas Cruises” refers to the Regent Seven Seas Cruises brand.
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf process, we may offer and sell, from time to time, our ordinary shares. We will also be required to provide a prospectus supplement containing specific information about the terms on which our ordinary shares are being offered and sold. We may also add, update or change, in a prospectus supplement, information contained in this prospectus.
We are responsible for the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described herein and therein and any free writing prospectus that we prepare and distribute. We have not authorized anyone to provide you with information or to make any representations about our ordinary shares or any offers by us other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any related free writing prospectus prepared by us.
We are not making any offer to sell, or any offers to buy, our ordinary shares in jurisdictions where offers and sales are not permitted.
This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus forms a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, of which this prospectus forms a part, you should refer to that agreement or document for its complete contents.
If the description of the offering varies between any prospectus supplement and this prospectus, you should rely on the information in the prospectus supplement. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You should not assume that the information in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, including any information incorporated by reference, is accurate as of any date other than the date of the applicable document. Our business, financial conditions, results of operations and prospects may have changed since that date.
THIS PROSPECTUS MAY NOT BE USED TO SELL ANY OF OUR ORDINARY SHARES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information filed electronically at http://www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.
We make available free of charge through our website at http://www.nclhltd.com/investors our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file with, or furnish to, the SEC. Any information available on or through our website is not part of this prospectus, except to the extent it is expressly incorporated by reference herein as set forth under “Incorporation by Reference” below.
We have filed with the SEC a registration statement on Form S-3 with respect to the ordinary shares offered hereby. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our securities, you should refer to the registration statement. This prospectus summarizes provisions that we consider material of certain documents to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

INCORPORATION BY REFERENCE
We “incorporate by reference” information into this prospectus. This means that we disclose important information to you by referring you to another document filed separately with the SEC. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the information in the:
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Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 28, 2023 (our “2022 Annual Report”);

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Information incorporated by reference in our 2022 Annual Report from our definitive proxy statement on Schedule 14A, filed on April 28, 2023;

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Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed on May 5, 2023, for the quarter ended June 30, 2023, filed on August 8, 2023, and for the quarter ended September 30, 2023, filed on November 8, 2023 (together, our “Quarterly Reports”);

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Current Reports on Form 8-K, filed on January 19, 2023, February 2, 2023, February 27, 2023, March 20, 2023, May 2, 2023, June 20, 2023, July 21, 2023, October 10, 2023, October 11, 2023, October 19, 2023 and October 20, 2023 (in each case, other than information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

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“Description of Securities of Norwegian Cruise Line Holdings Ltd.” set forth on Exhibit 4.13 to our 2022 Annual Report.

In addition, we incorporate by reference any filings made with the SEC in accordance with Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and until the date all of the ordinary shares offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.
Documents incorporated by reference herein contain important information about us and our financial condition. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can also obtain from us without charge copies of any document incorporated by reference in this prospectus, excluding exhibits (unless the exhibit is specifically incorporated by reference into the information that this prospectus incorporates) by requesting such materials in writing or by telephone from us at:
Norwegian Cruise Line Holdings Ltd.
7665 Corporate Center Drive
Miami, Florida 33126
Attention: Investor Relations
(305) 436-4000

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Some of the statements, estimates or projections contained in this prospectus, any prospectus supplement, information incorporated by reference herein or therein and any related free-writing prospectus are “forward-looking statements” within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained, or incorporated by reference, in this prospectus, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects, actions taken or strategies being considered with respect to our liquidity position, valuation and appraisals of our assets and objectives of management for future operations (including those regarding expected fleet additions, our expectations regarding the impact of macroeconomic conditions and recent global events, our expectations regarding cruise voyage occupancy, operational position, demand for voyages, plans or goals for our sustainability program and decarbonization efforts, our expectations for future cash flows and profitability, financing opportunities and extensions, and efforts to reduce operating expenses and capital expenditures) are forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the impact of:
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adverse general economic factors, such as fluctuating or increasing levels of interest rates, inflation, unemployment, underemployment and the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence;

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the spread of epidemics, pandemics and viral outbreaks, including the COVID-19 pandemic, and their effect on the ability or desire of people to travel (including on cruises), which has adversely impacted and may continue to adversely impact our results, operations, outlook, plans, goals, growth, reputation, cash flows, liquidity, demand for voyages and share price;

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implementing precautions in coordination with regulators and global public health authorities to protect the health, safety and security of guests, crew and the communities we visit and to comply with related regulatory restrictions;

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our indebtedness and restrictions in the agreements governing our indebtedness that require us to maintain minimum levels of liquidity and be in compliance with maintenance covenants and otherwise limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements;

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our ability to work with lenders and others or otherwise pursue options to defer, renegotiate, refinance or restructure our existing debt profile, near-term debt amortization, newbuild related payments and other obligations and to work with credit card processors to satisfy current or potential future demands for collateral on cash advanced from customers relating to future cruises;

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our need for additional financing or financing to optimize our balance sheet, which may not be available on favorable terms, or at all, and our outstanding exchangeable notes and any future financing which may be dilutive to existing shareholders;

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the unavailability of ports of call;

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future increases in the price of, or major changes, disruptions or reduction in, commercial airline services;

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changes involving the tax and environmental regulatory regimes in which we operate, including new regulations aimed at reducing greenhouse gas emissions;

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the accuracy of any appraisals of our assets as a result of the impact of the COVID-19 pandemic or otherwise;

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our success in controlling operating expenses and capital expenditures;

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trends in, or changes to, future bookings and our ability to take future reservations and receive deposits related thereto;

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adverse events impacting the security of travel, or customer perceptions of the security of travel, such as terrorist acts, armed conflict, such as Russia’s invasion of Ukraine or the Israel-Hamas war, or threats thereof, acts of piracy, and other international events;

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adverse incidents involving cruise ships;

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breaches in data security or other disturbances to our information technology and other networks or our actual or perceived failure to comply with requirements regarding data privacy and protection;

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changes in fuel prices and the type of fuel we are permitted to use and/or other cruise operating costs;

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mechanical malfunctions and repairs, delays in our shipbuilding program, maintenance and refurbishments and the consolidation of qualified shipyard facilities;

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the risks and increased costs associated with operating internationally;

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our inability to recruit or retain qualified personnel or the loss of key personnel or employee relations issues;

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impacts related to climate change and our ability to achieve our climate-related or other sustainability goals;

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our inability to obtain adequate insurance coverage;

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pending or threatened litigation, investigations and enforcement actions;

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volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees;

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any further impairment of our trademarks, trade names or goodwill;

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our reliance on third parties to provide hotel management services for certain ships and certain other services;

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fluctuations in foreign currency exchange rates;

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our expansion into new markets and investments in new markets and land-based destination projects;

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overcapacity in key markets or globally; and

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other factors set forth under “Risk Factors,” including those described under the section entitled “Risk Factors” in our 2022 Annual Report and our Quarterly Reports, which are incorporated by reference in this prospectus.

The above examples are not exhaustive and new risks emerge from time to time. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown.
Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

THE COMPANY
We are a leading global cruise company which operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands.
Our brands offer itineraries to worldwide destinations including Europe, Asia, Australia, New Zealand, South America, Africa, Canada, Bermuda, Caribbean, Alaska and Hawaii. Norwegian’s U.S.-flagged ship, Pride of America, provides the industry’s only entirely inter-island itinerary in Hawaii.
All of our brands offer an assortment of features, amenities and activities, including a variety of accommodations, multiple dining venues, bars and lounges, spa, casino and retail shopping areas and numerous entertainment choices. All brands also offer a selection of shore excursions at each port of call as well as hotel packages for stays before or after a voyage.
Corporate Information
We are a Bermuda exempted company, with predecessors dating from 1966. Our registered offices are located at Walkers Corporate (Bermuda) Limited, Park Place, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda. Our principal executive offices are located at 7665 Corporate Center Drive, Miami, Florida 33126. Our telephone number is (305) 436-4000. Our website is located at http://www.nclhltd.com/investors. The information that appears on our website is not part of, and is not incorporated by reference into, this prospectus or any other report or document filed with or furnished to the SEC. Daniel S. Farkas, the Company’s Executive Vice President, General Counsel, Chief Development Officer and Assistant Secretary, is our agent for service of process at our principal executive offices.

RISK FACTORS
You should carefully consider each of the risk factors described in our 2022 Annual Report and our Quarterly Reports, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC that are incorporated by reference herein and therein and as may be amended, supplemented or superseded from time to time by our filings with the SEC, before making an investment decision. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. See also the information contained under the heading “Cautionary Statement Concerning Forward-Looking Statements.”

USE OF PROCEEDS
The use of proceeds will be specified in the applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL
We were incorporated on February 21, 2011 as a Bermuda exempted company incorporated under the Companies Act 1981 of Bermuda (the “Companies Act”). We are registered with the Registrar of Companies in Bermuda under registration number 45125. Our registered office is located at Walkers Corporate (Bermuda) Limited, Park Place, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda. The rights of our shareholders are governed by Bermuda law, our memorandum of association and our amended and restated bye-laws (our “bye-laws”). The Companies Act differs in some material respects from laws generally applicable to U.S. corporations and their shareholders.
The following descriptions are qualified in their entirety by reference to our memorandum of association and bye-laws. The following summary is a description of the material terms of our share capital. The following summary also highlights material differences between Bermuda and Delaware corporate laws.
Share Capital
Our authorized share capital is $990,000 divided into 980,000,000 ordinary shares of par value $0.001 per share and 10,000,000 preference shares of par value $0.001 per share.
Pursuant to our bye-laws, subject to the requirements of the New York Stock Exchange (“NYSE”) and to any resolution of the shareholders to the contrary, our board of directors (our “Board of Directors”) is authorized to issue any of our authorized but unissued ordinary shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares.
Ordinary Shares
All of our issued and outstanding ordinary shares are fully paid.
In the event of our liquidation, dissolution or winding up, the holders of ordinary shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities and subject to any preferential rights to payments owing to preference shareholders.
If we issue any preference shares, the rights, preferences and privileges of holders of ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of our preference shares. See “— Preference Shares” below.
Voting
Holders of ordinary shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of ordinary shares are entitled to one vote per share on all matters submitted to a vote of holders of ordinary shares. Unless a different majority is required by law or by our bye-laws, resolutions to be approved by holders of ordinary shares require approval by a simple majority of votes cast at a meeting at which a quorum is present. Our bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it is in accordance with the Companies Act and until it shall have been approved by a resolution of our Board of Directors and by a resolution of our shareholders holding a majority of the then-outstanding shares of NCLH (or, where required, of a separate class or classes of shareholders).
Our bye-laws provide that no alteration to our memorandum of association shall be made, unless it is in accordance with the Companies Act and until it shall have been approved by a resolution of our Board of Directors and by a resolution of our shareholders holding a majority of the then-outstanding shares of NCLH (or, where required, of a separate class or classes of shareholders). Holders of ordinary shares will vote together as a single class on all matters presented to the shareholders for their vote or approval, including the election of directors.
Any individual who is a shareholder of NCLH and who is present at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. Our bye-laws also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in the form specified in the bye-laws or such other form as our Board of Directors may determine.

The Companies Act also provides that shareholders may take action by written resolution. Subject to the following, anything (except for the removal of an auditor before the expiration of the term of his or her office or director before the expiration of the term of his or her office) which may be done by resolution of NCLH in general meeting or by resolution of a meeting of any class of the shareholders may, without a meeting, be done by resolution in writing signed by, or in the case of a shareholder that is a corporation whether or not a company within the meaning of the Companies Act, on behalf of, such number of shareholders who, at the date that the notice of resolution is given, represent not less than the minimum number of votes as would be required if the resolution was voted on at a meeting of shareholders at which all shareholders entitled to attend and vote were present and voting.
Dividends
Under our bye-laws, each ordinary share is entitled to dividends as and when dividends are declared by our Board of Directors, subject to any preferential dividend right of the holders of any preference shares. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, financial condition, restrictions imposed by applicable law and our financing agreements and other factors that our Board of Directors deems relevant. Our debt agreements also impose restrictions on the ability of our subsidiaries to pay distributions to us and our ability to pay dividends to our shareholders.
We are a holding company and have no direct operations. As a result, we will depend upon distributions from our subsidiaries to pay any dividends.
Additionally, we are subject to Bermuda legal constraints that may affect our ability to pay dividends on our ordinary shares and make other payments. Under the Companies Act, we may declare or pay a dividend only if we have reasonable grounds for believing that we are, or would after the payment be, able to pay our liabilities as they become due and if the realizable value of our assets would thereby not be less than our liabilities.
Transfer Restrictions
Under Section 883 of the Internal Revenue Code of 1986, as amended (the “Code”), and the related regulations, a foreign corporation will be exempt from U.S. federal income taxation on its U.S.-source international shipping income if, among other requirements, one or more classes of its stock representing, in the aggregate, more than 50% of the combined voting power and value of all classes of its stock are “primarily and regularly traded on one or more established securities markets” in a qualified foreign country or in the United States (and certain exceptions do not apply), to which we refer as the “Publicly Traded Test.”
The regulations under Section 883 of the Code provide, in pertinent part, that a class of stock will not be considered to be “regularly traded” on an established securities market for any taxable year in which 50% or more of the outstanding shares of such class of stock are owned on more than half the days during the taxable year by persons who each own 5% or more of the outstanding shares of such class of stock, to which we refer as the “Five Percent Override Rule.” The Five Percent Override Rule will not apply if NCLH can substantiate that the number of NCLH’s ordinary shares owned for more than half of the number of days in the taxable year (1) directly or indirectly applying attribution rules, by its qualified shareholders, and (2) by its non-5% shareholders, is greater than 50% of its outstanding ordinary shares.
As of the date of this prospectus, NCLH’s direct non-5% shareholders own more than 50% of its ordinary shares. Based on the foregoing, as of the date of this prospectus, we believe that NCLH’s ordinary shares will be considered to be “regularly traded on an established securities market.”
Because we are relying on the substantial ownership by non-5% shareholders in order to satisfy the regularly traded test, there is the potential that if another shareholder becomes a 5% shareholder our qualification under the Publicly Traded Test could be jeopardized. If we were to fail to satisfy the Publicly Traded Test, we likely would become subject to U.S. income tax on income associated with our cruise operations in the United States. Therefore, as a precautionary matter, we have provided protections in our bye-laws to reduce the risk of the Five Percent Override Rule applying. In this regard, our bye-laws provide that no one person or group of related persons, may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 4.9% of our ordinary shares, whether measured by vote, value or number, unless such ownership is approved by our Board of Directors. In addition, any person or group of related persons that own 3% or more (or a lower percentage if required by the U.S. Treasury Regulations under the Code) of our ordinary shares will be required to meet certain notice requirements as provided for in our bye-laws. Our bye-laws generally restrict the transfer of any of our ordinary shares if such transfer would cause us to be subject to tax on our U.S. shipping income. In general, detailed attribution rules, that treat a shareholder as owning shares that are owned by another person, are applied in determining whether a person is a 5% shareholder. For purposes of the 4.9% limit, a “transfer” will include any sale, transfer, gift, assignment, devise or other disposition, whether voluntary or involuntary, whether of record, constructively or beneficially, and whether by operation of law or otherwise.
Our bye-laws provide that our Board of Directors may waive the 4.9% limit or transfer restrictions, in any specific instance. Our Board of Directors may also terminate the limit and transfer restrictions generally at any time for any reason. If a purported transfer or other event results in the ownership of ordinary shares by any shareholder in violation of the 4.9% limit, or causes us to be subject to U.S. income tax on shipping operations, such ordinary shares in excess of the 4.9% limit, or which would cause us to be subject to U.S. shipping income tax will automatically be designated as “excess shares” to the extent necessary to ensure that the purported transfer or other event does not result in ownership of ordinary shares in violation of the 4.9% limit or cause us to become subject to U.S. income tax on shipping operations, and any proposed transfer that would result in such an event would be void. Any purported transferee or other purported holder of excess shares will be required to give us written notice of a purported transfer or other event that would result in excess shares. The purported transferee or holders of such excess shares shall have no rights in such excess shares, other than a right to the payments described below.
Excess shares will not be treasury shares but rather will continue to be issued and outstanding ordinary shares. While outstanding, excess shares will be transferred to a trust. The trustee of such trust has been appointed by us and is independent of us and the purported holder of the excess shares. The beneficiary of such trust will be one or more charitable organizations that is a qualified shareholder selected by the trustee. The trustee is entitled to vote the excess shares on behalf of the beneficiary. If, after purported transfer or other event resulting in excess shares and prior to the discovery by us of such transfer or other event, dividends or distributions are paid with respect to such excess shares, such dividends or distributions will be immediately due and payable to the trustee for payment to the charitable beneficiary. All dividends received or other income declared by the trust will be paid to the charitable beneficiary. Upon our liquidation, dissolution or winding up, the purported transferee or other purported holder will receive a payment that reflects a price per share for such excess shares generally equal to the lesser of:
•
the amount per share of any distribution made upon such liquidation, dissolution or winding up, and

•
in the case of excess shares resulting from a purported transfer, the price per share paid in the transaction that created such excess shares, or, in the case of certain other events, the market price per share for the excess shares on the date of such event, or in the case of excess shares resulting from an event other than a purported transfer, the market price for the excess shares on the date of such event.

At the direction of our Board of Directors, the trustee will transfer the excess shares held in trust to a person or persons, including us, whose ownership of such excess shares will not violate the 4.9% limit or otherwise cause us to become subject to U.S. shipping income tax within 180 days after the later of the transfer or other event that resulted in such excess shares or we become aware of such transfer or event. If such a transfer is made, the interest of the charitable beneficiary will terminate, the designation of such shares as excess shares will cease and the purported holder of the excess shares will receive the payment described below. The purported transferee or holder of the excess shares will receive a payment that reflects a price per share for such excess shares equal to the lesser of:
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the price per share received by the trustee, and

•
the price per share such purported transferee or holder paid in the purported transfer that resulted in the excess shares, or, if the purported transferee or holder did not give value for such excess shares, through a gift, devise or other event, a price per share equal to the market price on the date of the purported transfer or other event that resulted in the excess shares.
A purported transferee or holder of the excess shares will not be permitted to receive an amount that reflects any appreciation in the excess shares during the period that such excess shares were outstanding. Any amount received in excess of the amount permitted to be received by the purported transferee or holder of the excess shares must be turned over to the charitable beneficiary of the trust. If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any excess shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring or holding such excess shares and to hold such excess shares on our behalf.
We have the right to purchase any excess shares held by the trust for a period of 90 days from the later of:
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the date the transfer or other event resulting in excess shares has occurred, and

•
the date our Board of Directors determines in good faith that a transfer or other event resulting in excess shares has occurred.

The price per excess share to be paid by us will be equal to the lesser of:
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the price per share paid in the transaction that created such excess shares, or, in the case of certain other events, the market price per share for the excess shares on the date of such event, or

•
the lowest market price for the excess shares at any time after their designation as excess shares and prior to the date we accept such offer.

These provisions in our bye-laws could have the effect of delaying, deferring or preventing a change in our control or other transaction in which our shareholders might receive a premium for their ordinary shares over the then-prevailing market price or which such holders might believe to be otherwise in their best interest. Our Board of Directors may determine, in its sole discretion, to terminate the 4.9% limit and the transfer restrictions of these provisions. While both the mandatory offer protection and 4.9% protection remain in place, no third party will be able to acquire control of NCLH.
Listing
Our ordinary shares are listed on the NYSE under the symbol “NCLH.”
Preference Shares
Pursuant to our bye-laws, our Board of Directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by our Board of Directors without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of NCLH. We currently have authorized 10,000,000 preference shares of par value $0.001 per share. No preference shares have been issued or are outstanding as of the date of this prospectus. We have no present plans to issue any preference shares.
Composition of Board of Directors; Election; Quorum
In accordance with our bye-laws, the number of directors comprising our Board of Directors will be as determined from time to time by resolution of our Board of Directors, provided, that there shall be at least seven but no more than eleven directors. Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. At any meeting of our Board of Directors, our bye-laws provide that a majority of the directors then in office will constitute a quorum for all purposes. Our Board of Directors is divided into three classes, each of whose members will serve for staggered three-year terms.
Transfer Agent and Registrar
The register of members is maintained at the registered office of NCLH in Bermuda in accordance with Bermuda law, and a branch register is maintained in the United States with Equiniti Trust Company, LLC, who serves as branch registrar and transfer agent.

Certain Corporate Anti-Takeover Protections
Certain provisions in our bye-laws may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the ordinary shares held by shareholders.
Preference Shares
Our Board of Directors has the authority to issue series of preference shares with such voting rights and other powers as our Board of Directors may determine, as described above.
Classified Board
Our Board of Directors is classified into three classes. Each Director will serve a three-year term and will stand for re-election once every three years.
Removal of Directors, Vacancies
Our shareholders will be able to remove directors with or without cause at an annual or special general meeting by the affirmative vote of a majority of votes cast (and in the event of an equality of votes the resolution shall fail). Vacancies on our Board of Directors may be filled only by a majority of our Board of Directors, except with respect to any vacancies filled by shareholders at a special general meeting at which a director is removed.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
Our bye-laws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual general meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary.
Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the previous year’s annual general meeting. Our bye-laws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual general meeting of shareholders or make nominations for directors at an annual general meeting of shareholders.
Bermuda Law
We are an exempted company incorporated under the laws of Bermuda. The rights of our shareholders are governed by Bermuda law, our memorandum of association and our bye-laws. The laws of Bermuda differ in some material respects from laws generally applicable to U.S. corporations and their shareholders. The following is a summary of material provisions of Bermuda law and our organizational documents not discussed above.
Variation of Rights
If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of at least two-thirds of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Our bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking prior to ordinary shares will not be deemed to vary the rights attached to ordinary shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares.

Rights in Liquidation
Under Bermuda law, in the event of a liquidation or winding-up of a company, after satisfaction in full of all claims and amounts due to creditors and subject to the preferential rights accorded to any series of preference shares and subject to any specific provisions of our bye-laws, the proceeds of the liquidation or winding-up are distributed pro rata among the holders of ordinary shares.
Meetings of Shareholders
Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year unless the shareholders specifically resolve to dispense with the holding of annual general meetings. Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Our bye-laws require that unless otherwise provided, shareholders be given not less than ten nor more than sixty days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Our bye-laws provide that our Board of Directors may convene an annual general meeting or a special general meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting.
Our bye-laws provide that the presence in person or by proxy of two or more shareholders entitled to attend and vote and holding shares representing more than 50% of the combined voting power constitutes a quorum at any general meeting of shareholders.
Access to Books and Records and Dissemination of Information
Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company’s certificate of incorporation, its memorandum of association, including its objects and powers, certain alterations to the memorandum of association and its register of directors and officers. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be presented at the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than thirty days a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. We maintain a register of members at the registered office of NCLH in Hamilton, Bermuda and a branch register in the United States with Equiniti Trust Company, LLC, who serves as branch registrar and transfer agent. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Board Actions
Our bye-laws provide that its business is to be managed and conducted by our Board of Directors. At common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following elements: (i) a duty to act in good faith in the best interests of the company; (ii) a duty not to make a personal profit from opportunities that arise from the office of a director; (iii) a duty to avoid conflicts of interest; and (iv) a duty to exercise powers for the purpose for which such powers were intended.
The Companies Act also imposes a duty on directors and officers of a Bermuda company to: (i) act honestly and in good faith with a view to the best interests of the company; and (ii) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Our bye-laws provide that to the fullest extent permitted by the Companies Act, a director shall not be liable to NCLH or its shareholders for breach of fiduciary duty as a director. Our bye-laws also provide for indemnification of directors as described in “— Indemnification of Directors and Officers.”
There is no requirement in our bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in our bye-laws or Bermuda law that our directors must retire at a certain age.
The remuneration of our directors is determined by our Board of Directors. Our directors may also be paid all travel, hotel and other expenses properly incurred by them in connection with our business or their duties as directors.
Provided a director discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law, such director is entitled to vote in respect of any such contract or arrangement in which he or she is interested unless he or she is disqualified from voting by the chairman of the relevant board meeting. A director (including the spouse or children of the director or any company of which such director, spouse or children own or control more than 20% of the capital or loan debt) cannot borrow from us (except loans made to directors who are bona fide employees or former employees pursuant to an employees’ share scheme), unless shareholders holding 90% of the total voting rights have consented to the loan.
Transfer of Shares
Our Board of Directors may in its absolute discretion and without assigning any reason refuse to register the transfer of a share if it is not fully paid. Our Board of Directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as our Board of Directors shall reasonably require. Subject to these restrictions, and the 4.9% limit and related transfer restrictions described in “— Ordinary Shares — Transfer Restrictions,” a holder of ordinary shares may transfer the title to all or any of its ordinary shares by completing a form of transfer in the form set out in our bye-laws (or as near thereto as circumstances admit) or in such other ordinary form as our Board of Directors may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid share our Board of Directors may accept the instrument signed only by the transferor. In this case, where the ordinary shares are listed, transfer of shares will be effected through the duly appointed transfer agent and the registrar of NCLH.
Indemnification of Directors and Officers
Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.
We have adopted provisions in our bye-laws that, subject to certain exemptions and conditions, require us to indemnify to the full extent permitted by the Companies Act in the event each person who is involved in legal proceedings by reason of the fact that person is or was a director, officer or resident representative of NCLH, or is or was serving at the request of NCLH as a director, officer, resident representative, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan against all expense, liability and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) incurred and suffered by the person in connection therewith. We are also required under our bye-laws to advance to such persons expenses incurred in defending a proceeding to which indemnification might apply, provided if the Companies Act requires, the recipient provides an undertaking agreeing to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified. In addition, the bye-laws specifically provide that the indemnification rights granted thereunder are non-exclusive.

In addition, we have entered into separate contractual indemnification arrangements with our directors. These arrangements provide for indemnification and the advancement of expenses to these directors in circumstances and subject to limitations substantially similar to those described above. Section 98A of the Companies Act and our bye-laws permit us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.
Amendment of Memorandum of Association and Bye-Laws
Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Bermuda law requires that the bye-laws may be rescinded, altered or amended only if approved by a resolution of our shareholders and directors. Our bye-laws provide for amendment of our memorandum of association and bye-laws as described above in “— Ordinary Shares — Voting.”
Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of the persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.
Amalgamations, Mergers and Appraisal Rights
A Bermuda exempted company may amalgamate or merge with another Bermuda exempted company or a company incorporated outside Bermuda in accordance with the provisions of the Companies Act.
Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for his, her or its shares in the Bermuda company may within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of his, her or its shares. Under Bermuda law, the amalgamation or merger of the Company with another company or corporation (other than certain affiliated companies) requires an amalgamation agreement or merger agreement to first be approved and then recommended by our Board of Directors and by resolution of our shareholders.
Shareholder Suits
Class actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence a derivative action in the name of a company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company, or amounts to a breach of fiduciary duty by one or more of the company’s directors, or is illegal or would result in violation of the company’s memorandum of association or bye-laws. Furthermore, shareholders of Bermuda companies have causes of action available to them in respect of acts that are alleged to constitute a fraud against the minority shareholders.
When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholder, by other shareholders or by the company.
Discontinuance
Under Bermuda law, an exempted company may be discontinued and be continued in a jurisdiction outside Bermuda as if it had been incorporated under the laws of that other jurisdiction. Our bye-laws provide that our Board of Directors may exercise all our power to discontinue to another jurisdiction without the need of any shareholder approval.
Takeovers/Compulsory Acquisition of Shares Held by Minority Holders
An acquiring party is generally able to acquire compulsorily the ordinary shares of minority holders in the following ways:
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If the acquiring party is a company it may compulsorily acquire all the shares of the target company by acquiring, pursuant to a tender offer, 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the “offeror”), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, require, by notice, any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

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By a procedure under the Companies Act known as a “scheme of arrangement.” A scheme of arrangement could be effected by obtaining the agreement of NCLH and of holders of ordinary shares, representing in the aggregate a majority in number and at least 75% in value of the ordinary shareholders present and voting at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Supreme Court of Bermuda. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of ordinary shares could be compelled to sell their shares under the terms of the scheme of arrangement.

•
Where one or more parties holds not less than 95% of the shares or a class of shares of a company such holder(s) may, pursuant to a notice given to the remaining shareholders or class of shareholders, acquire the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of its shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Material Bermuda Tax Considerations
At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by our shareholders in respect of our shares. We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or to any taxes payable by us in respect of real property owned or leased by us in Bermuda. Given the limited duration of the Bermuda Minister's assurance, it cannot be certain that the Company will not be subject to any Bermuda tax after March 31, 2035.
The Bermuda government has issued public consultation papers as part of its considerations on the introduction a corporate income tax on August 8, 2023 and October 5, 2023. A third public consultation paper, including draft legislation, is expected to be released on or about November 10, 2023. Under the current proposals as outlined in the first and second consultation papers, Bermuda corporate income tax would apply only to Bermuda businesses that are part of multinational enterprise groups with EUR 750 million or more in annual revenues in at least two of the four fiscal years immediately preceding the fiscal year in question. The proposed Bermuda corporate income tax legislation is currently anticipated to be effective for fiscal years beginning on or after January 1, 2025. The Bermuda government has indicated that it believes that it is reasonable and proportionate for any new Bermuda corporate income tax regime to supersede any existing tax assurances held by entities that are within the scope of the new Bermuda corporate income tax. Although we cannot predict when or if any new Bermuda corporate income tax law will be adopted or will become effective, the imposition of a Bermuda corporate income tax could, if applicable to the Company (or any Bermuda incorporated subsidiary of the Company), have a material adverse effect on the Company’s financial condition and results of operations.
We pay annual Bermuda government fees.
Delaware Law
The terms of share capital of corporations incorporated in the United States, including Delaware, differ from corporations incorporated in Bermuda. The following discussion highlights material differences of the rights of a shareholder of a Delaware corporation compared with the rights of our shareholders under Bermuda law, as outlined above.
Under Delaware law, a corporation may indemnify its director or officer (other than in action by or in the right of the companies) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if such director or officer (i) acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Delaware law provides that a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of shareholders. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote is required for shareholder action, and the affirmative vote of a plurality of shares is required for the election of directors. With certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon.
Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.
Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding shares of all classes having a preference upon the distribution of assets.
Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders.
Delaware law authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of fiduciary duties, subject to certain exceptions. For example, exculpation does not apply to any breaches of the director’s or officer’s duty of loyalty or any acts or omissions not in good faith or that involve intentional misconduct or knowing violation of the law.
Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law, and the court generally has discretion in such actions to permit the winning party to recover attorneys’ fees.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of our ordinary shares by a U.S. Holder or a Non-U.S. Holder, as defined below. This discussion addresses only U.S. Holders and Non-U.S. Holders who purchase ordinary shares in connection with the offering and hold the ordinary shares as a capital asset within the meaning of Section 1221 of the Code. The following discussion, insofar as it addresses the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders of the ownership and disposition of our ordinary shares and discusses matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise herein or in the U.S. federal income tax opinion filed herewith, is the opinion of Kirkland & Ellis LLP, our U.S. tax counsel in connection with the preparation and filing of this registration statement, subject to the assumptions, qualifications and limitations stated herein and in the U.S. federal income tax opinion filed herewith. This discussion is general in nature and does not consider all aspects of U.S. federal income taxation (including the potential application of the Medicare contribution tax) that may be relevant to a U.S. Holder or Non-U.S. Holder in light of such U.S. Holder’s or Non-U.S. Holder’s personal circumstances or status. In particular, this discussion does not address the U.S. federal income tax consequences of owning our ordinary shares to U.S. Holders and Non-U.S. Holders subject to special treatment under the U.S. federal income tax law, such as:
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brokers or dealers in securities or currencies;

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traders that elect to mark their securities to market;

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tax-exempt entities or organizations;

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partnerships or other entities treated as partnerships for U.S. federal income tax purposes or investors therein;

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S corporations and any investors therein;

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persons who have ceased to be U.S. citizens or lawful permanent residents of the United States and other U.S. expatriates or other entities that were previously tax residents in the United States;

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regulated investment companies, real estate investment trusts, real estate mortgage investment conduits, banks, thrifts, insurance companies or other financial institutions or financial service entities;

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persons that hold our ordinary shares as a position in a straddle or as part of a synthetic security or hedge, constructive sale, or conversion transaction or other integrated investment;

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persons that purchase or sell our ordinary shares as part of a wash sale for tax purposes;

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persons who own, actually or under applicable constructive ownership rules, 10% or more of our ordinary shares, U.S. Holders that have a functional currency other than the U.S. dollar;

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U.S. Holders that hold our ordinary shares through a non-U.S. broker or other non-U.S. intermediary;

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controlled foreign corporations; passive foreign investment companies;

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U.S. citizens or lawful permanent residents living abroad; corporations that accumulate earnings to avoid U.S. federal income tax;

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persons subject to special tax accounting rules as a result of any item of income being taken into account in an applicable financial statement;

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foreign governments or international organizations, within the meaning of Section 892 of the Code; or

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retirement plans, individual retirement accounts or other tax-deferred accounts or any person acquiring our ordinary shares in connection with the performance of services.

Such U.S. Holders and Non-U.S. Holders may be subject to tax rules that differ significantly from those summarized below.
In addition, this discussion is based on provisions of the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, administrative guidance of the Internal Revenue Service (the “IRS”)

and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change or differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. There can be no assurance that the IRS will agree with this discussion or that a court would not sustain any challenge by the IRS in the event of litigation. In addition, this discussion does not address the consequences of any other U.S. federal tax laws other than U.S. federal income tax laws (such as estate or gift tax laws or the alternative minimum tax) or any applicable state, local or non-U.S. tax laws. You are urged to consult your tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership and disposition of our ordinary shares.
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the U.S., (b) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if either (1) a court within the U.S. is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. A beneficial owner of our ordinary shares that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust and is not a U.S. Holder is referred to below as a “Non-U.S. Holder.” Special rules may apply to certain Non-U.S. Holders. Consequently, Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.
If any entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our ordinary shares, the tax treatment of a partner or owner of an interest in such entity or arrangement will generally depend on the status of the partner and the activities of the partner and such entity or arrangement. Partners or owners of partnerships or other entities or arrangements classified as a partnership for U.S. federal income tax purposes considering the purchase of the ordinary shares should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
THIS SUMMARY IS FOR GENERAL INFORMATION PURPOSES ONLY, AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. PROSPECTIVE HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISOR WITH REGARD TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS, AS WELL AS THE APPLICATION OF U.S. NON-INCOME TAX LAWS AND THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, IN LIGHT OF THEIR PARTICULAR SITUATION.
U.S. Federal Income Taxation of U.S. Holders
The following discussion is subject to the discussion of the “PFIC” rules below:
Distributions
Any distributions made by us with respect to our ordinary shares to a U.S. Holder will generally constitute dividends taxable as ordinary income to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of those earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in our ordinary shares (determined on a share-by-share basis), and thereafter as capital gain. Because we are not a U.S. corporation, U.S. Holders that are corporations will not be entitled to claim a dividends-received deduction with respect to any distributions they receive from us. So long as our stock is considered readily tradable on an established securities market in the United States, we expect that we will constitute a “qualified foreign corporation” and dividends received by certain non-corporate U.S. Holders should, subject to applicable limitations, qualify as “qualified dividend income” eligible for preferential rates. As noted below under “— PFIC Status,” if we were determined to be a PFIC (as defined below), however, we would not constitute a “qualified foreign corporation” and dividends received by non-corporate U.S. Holders would not qualify as “qualified dividend income” eligible for preferential rates.

Amounts taxable as dividends generally will be treated as income from sources outside the U.S. and will, depending on your circumstances, be “passive” or “general” category income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you. Notwithstanding the foregoing, if (a) we are 50% or more owned, by vote or value, by U.S. persons and (b) at least 10% of our earnings and profits are attributable to sources within the U.S., then for foreign tax credit purposes, a portion of our dividends would be treated as derived from sources within the U.S. In such case, with respect to any dividend paid for any taxable year, the U.S.-source ratio of such dividends for foreign tax credit purposes would be equal to the portion of our earnings and profits from sources within the U.S. for such taxable year, divided by the total amount of our earnings and profits for such taxable year.
Sale, Exchange or Other Disposition of Ordinary Shares
A U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other taxable disposition of our ordinary shares in an amount equal to the difference, if any, between the amount realized by the U.S. Holder from such disposition and the U.S. Holder’s adjusted tax basis in such ordinary shares. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period at the time of the sale, redemption or other taxable disposition of our ordinary shares is more than one year, in which case in the case of a non-corporate U.S. Holder, such long-term capital gain will generally be taxed at a lower rate than the tax rates applicable to ordinary income. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.
Any gain or loss recognized on the sale, exchange, redemption, retirement or other disposition of ordinary shares generally will be U.S.-source income or loss for purposes of computing the foreign tax credit allowable to a U.S. Holder. Consequently, a U.S. Holder may not be able to claim a credit for any non-U.S. tax imposed upon a disposition of ordinary shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Prospective U.S. Holders should consult their tax advisors as to the foreign tax credit implications of such sale, exchange, retirement, redemption, or other taxable disposition of ordinary shares.
PFIC Status
The foregoing discussion assumes that we are not and will not become a “passive foreign investment company” or “PFIC” for U.S. federal income tax purposes.
A non-U.S. corporation generally will be a PFIC in any taxable year in which, after applying the relevant look-through rules with respect to the income and assets of its subsidiaries, either 75% or more of its gross income is “passive income” (generally including (without limitation) dividends, interest, annuities and certain royalties and rents not derived in the active conduct of a business) or the average quarterly aggregate value of its assets that produce passive income or are held for the production of passive income is at least 50% of the total value of its assets. In determining whether we meet the 50% test, cash is considered a passive asset, and the total value of our assets generally will be treated as equal to the sum of the aggregate fair market value of our outstanding stock plus our liabilities. If we own at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of the PFIC tests, as owning a proportionate share of the other corporation’s assets and receiving a proportionate share of the other corporation’s income.
We believe that we were not a PFIC for the 2022 taxable year and do not expect to become one in the near future. Nevertheless, PFIC status is determined annually and depends on the composition of a company’s income and assets and the fair market value of its assets and no assurance can be given as to whether we will be a PFIC in 2023 or for any future taxable year, in particular because our PFIC status for any taxable year will generally be determined in part by reference to our market capitalization, which has fluctuated and may continue to fluctuate significantly over time, and our revenues, which have been, and may continue to be, negatively impacted by the COVID-19 outbreak and other macroeconomic and global events.
If we were found to be a PFIC for any taxable year in which a U.S. Holder held ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder, including a recharacterization of any capital gain recognized on a sale or other disposition of ordinary shares as ordinary income, ineligibility for any preferential tax rate otherwise applicable to any “qualified dividend income,” a material increase in the amount of tax that such U.S. Holder would owe and the possible imposition of interest charges, an imposition of tax earlier than would otherwise be imposed and additional tax form filing requirements.
If we are a PFIC for any year during which a U.S. Holder holds our ordinary shares, we would continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder holds our ordinary shares, even if we ceased to meet the threshold requirements for PFIC status.
A U.S. Holder owning shares in a PFIC (or a corporation that might become a PFIC) may be able to avoid or mitigate the adverse tax consequences of PFIC status by making certain elections, including “qualified electing fund” or “mark-to-market” elections, if deemed appropriate based on guidance provided by its tax advisor. If we are found to be a PFIC, we will use reasonable efforts to provide any information reasonably requested by a U.S. Holder in order to make such elections.
U.S. Holders are urged to consult their tax advisors regarding the tax consequences that would arise if we were a PFIC.
U.S. Federal Income Taxation of Non-U.S. Holders
Distributions
Subject to the discussion below concerning backup withholding, Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on dividends received from us on our ordinary shares unless the income is effectively connected with a U.S. trade or business (and, if an applicable income tax treaty so provides, the dividends are attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S. or a “fixed base”), in which case, a Non-U.S. Holder will be subject to regular federal income tax on such dividend generally in the same manner as discussed in the section above under “— U.S. Federal Income Taxation of U.S. Holders,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to such dividend, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.
Sale, Exchange, Redemption, or other Taxable Disposition of Ordinary Shares
Subject to the discussion below concerning backup withholding, Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of our ordinary shares, unless either:
•
the gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States, and, if provided in an applicable income tax treaty, is attributable to a “permanent establishment” or a “fixed base”; or

•
the Non-U.S. Holder is an individual who is treated as present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are met, in which case such gain (which gain may be offset by certain U.S.-source losses) generally will be taxed at a 30% rate (or lower applicable treaty rate).

A Non-U.S. Holder described in the first bullet point above will be subject to regular U.S. federal income tax on the net gain derived from the sale generally in the same manner as discussed in the sections above under “— U.S. Federal Income Taxation of U.S. Holders,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to such gain, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.
Backup Withholding and Information Reporting
In general, payments of distributions on our ordinary shares to a non-corporate U.S. Holder and proceeds of a disposition of our ordinary shares by a non-corporate U.S. Holder will be subject to U.S.

federal income tax information reporting requirements. Such amounts may also be subject to U.S. federal backup withholding if you are a non-corporate U.S. Holder and you:
•
fail to provide us with an accurate taxpayer identification number;

•
are notified by the IRS that you have become subject to backup withholding because you previously failed to report all interest or dividends required to be shown on your federal income tax returns; or

•
fail to comply with applicable certification requirements.

A Non-U.S. Holder that receives distributions on our ordinary shares, or sells our ordinary shares through the U.S. office of a broker, or a non-U.S. office of a broker with specified connections to the United States, may be subject to backup withholding and related information reporting unless the Non-U.S. Holder certifies that it is a non-U.S. person, under penalties of perjury, or otherwise establishes an exemption.
Backup withholding is not an additional tax. You generally may obtain a refund of any amounts withheld under backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.
Certain Reporting Requirements
Individual U.S. Holders (and to the extent provided in IRS guidance, certain individual non-U.S. Holders and certain U.S. Holders that are entities) who hold interests in any “specified foreign financial asset” (as defined in Section 6038D of the Code) are generally required to file an IRS Form 8938 as part of their U.S. federal income tax returns with information relating to the asset for each taxable year in which the average quarterly aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher amounts as prescribed by applicable U.S. Treasury regulations). “Specified foreign financial assets” generally include, among other assets, ordinary shares unless the shares are held through an account maintained with a U.S. “financial institution” (as defined in Section 1471(d)(5) of the Code). Substantial penalties may be imposed, and the period of limitations on assessment and collection of U.S. federal income taxes may be extended, in the event of a failure to comply. You should consult your tax advisors regarding your reporting obligations under this legislation.

PLAN OF DISTRIBUTION
We may offer and sell the ordinary shares covered by this prospectus from time to time in one or more transactions, including without limitation:
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directly to one or more purchasers;

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through agents;

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to or through underwriters, brokers or dealers; or

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through a combination of any of these methods.

In addition, the manner in which we may sell some or all of the ordinary shares covered by this prospectus includes any method permitted by law, including, without limitation, through:
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a block trade in which a broker-dealer will attempt to sell the ordinary shares as agent, but may position and resell all or a portion of the block, as principal, in order to facilitate the transaction;

•
purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•
privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the ordinary shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use ordinary shares received from us to close out its short positions;

•
sell securities short and redeliver such shares to close out the short positions;

•
enter into option or other types of transactions that require the delivery of ordinary shares to the underwriters, a broker-dealer or an affiliate thereof, who will then resell or transfer the ordinary shares under this prospectus; or

•
loan or pledge the ordinary shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The ordinary shares covered by this prospectus may be sold:
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on any national securities exchange on which the ordinary shares may be listed at the time of sale;

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in the over-the-counter market; or

•
in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.
A prospectus supplement with respect to each offering of ordinary shares will state the terms of the offering of the ordinary shares, including:
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the name or names of any participating underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any; the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

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any delayed delivery arrangements;

•
any underwriting discounts, commissions or agency fees and other items constituting underwriters’, brokers’, dealers’ or agents’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers;

•
any securities exchange or markets on which the securities may be listed; and

•
other material terms of the offering.

The offer and sale of the ordinary shares described in this prospectus, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•
at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

•
at prices related to the prevailing market prices; or

•
at negotiated prices.

General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Any underwriters, dealers, agents and remarketing firms that participate in the distribution of the ordinary shares may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the ordinary shares may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.
We and other persons participating in the sale or distribution of the ordinary shares will be subject to the Securities Act, and the rules and regulations thereunder, as well as Regulation M under the Exchange Act. This regulation may limit the timing of purchases and sales of any of the ordinary shares by us or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of us or any of our affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution for a period of up to five business days before the distribution. These restrictions may affect the marketability of the ordinary shares and the ability of any person or entity to engage in market-making activities with respect to the ordinary shares.
We are not restricted as to the price or prices at which we or they may sell the ordinary shares. Sales of such ordinary shares may have an adverse effect on the market price of the ordinary shares. Moreover, it is possible that a significant number of ordinary shares could be sold at the same time, which may have an adverse effect on the market price of the ordinary shares.
We cannot assure you that we will sell all or any portion of the ordinary shares offered hereby.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the ordinary shares for their own account. The underwriters may resell the ordinary shares in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. We may offer the ordinary shares to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.
Unless otherwise specified in connection with any particular offering of ordinary shares, the obligations of the underwriters to purchase the offered ordinary shares will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the ordinary shares of the series offered if any of the ordinary shares are purchased, unless otherwise specified in connection with any particular offering of ordinary shares. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the ordinary shares. Unless otherwise specified in connection with any particular offering of ordinary shares, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the ordinary shares to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the ordinary shares upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the ordinary shares. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive outstanding ordinary shares in consideration for the ordinary shares being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell ordinary shares covered by this prospectus to hedge their positions in these outstanding ordinary shares, including in short sale transactions. If so, the underwriters or agents may use the ordinary shares received from us under these arrangements to close out any related open borrowings of ordinary shares.
Dealers
We may sell the ordinary shares to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such ordinary shares to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the ordinary shares directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase ordinary shares on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
In connection with any offering of ordinary shares, the underwriters may, to the extent permitted by applicable rules and regulations, purchase and sell ordinary shares in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of ordinary shares in excess of the number of ordinary shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of ordinary shares made in an amount up to the number of ordinary shares represented by the underwriters’ over-allotment option in the offering, if any. In determining the source of ordinary shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market as compared to the price at which they may purchase ordinary shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the ordinary shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of ordinary shares, which are any sales in excess of their over-allotment option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of ordinary shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Fees and Commissions
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.
If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, Walkers (Bermuda) Limited will pass upon the validity of any ordinary shares sold under this prospectus. Kirkland & Ellis LLP, New York, New York, will pass upon certain matters relating to U.S. federal income tax considerations.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Norwegian Cruise Line Holdings Ltd. for the year ended December 31, 2022, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

3,313,868 Ordinary Shares
NORWEGIAN CRUISE LINE HOLDINGS LTD.

Prospectus Supplement

September 8, 2025